UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2003

Commission file number 1-11625

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

ITEM 5.     OTHER EVENTS.

On July 25, 2003, Pentair, Inc. entered into an Amended and Restated Credit Agreement dated as of July 25, 2003 among Pentair, Inc., various subsidiaries of Pentair, Inc., and various financial institutions listed therein, and Bank of America, N.A., as Administrative Agent. This Credit Agreement replaces the previously existing Long-Term Credit Agreement dated September 2, 1999.

On July 25, 2003, Pentair, Inc. entered into a Note Purchase Agreement dated as of July 25, 2003 for $50,000,000 4.93% Senior Notes, Series A, due July 25, 2013, $100,000,000 Floating Rate Senior Notes, Series B, due July 25, 2013, and $50,000,000 5.03% Senior Notes, Series C, due October 15, 2013. The proceeds of the July Notes issued were utilized to repay existing indebtedness of the Registrant.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits – The following exhibits are provided as part of the information furnished under Item 9 and Item 12 of this Current Report on Form 8-K:

Exhibit	Description
10.21	Amended and Restated Credit Agreement dated as of July 25, 2003 among Pentair, Inc., various subsidiaries of Pentair, Inc., and various financial institutions listed therein, and Bank of America, N.A., as Administrative Agent.
10.22	Note Purchase Agreement dated as of July 25, 2003 for $50,000,000 4.93% Senior Notes, Series A, due July 25, 2013, $100,000,000 Floating Rate Senior Notes, Series B, due July 25, 2013, and $50,000,000 5.03% Senior Notes, Series C, due October 15, 2013.
99.1	Pentair, Inc. press release dated July 25, 2003 announcing the execution of the foregoing credit facilities.

ITEM 9.     REGULATION FD DISCLOSURE

On July 29, 2003, Pentair, Inc. issued a press release announcing execution of the foregoing credit facilities. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. This Current Report on Form 8-K and the press release attached hereto are being furnished by Pentair pursuant to Item 9 and Item 12 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 29, 2003.

PENTAIR, INC. Registrant

By	/s/ David D. Harrison
David D. Harrison
Executive Vice President and Chief Financial Officer
(Chief Accounting Officer)